U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2/ A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORUMEL MINERALS CORP.
(Exact name of Registrant as specified in its charter)

NEVADA                          33-1059313
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                        Identification Number)

503-1755 Robson Street
Vancouver, B.C. Canada                                                                                                                                                                                                                                                                               V6G 3B7
(Name and address of principal                     (Zip Code)
executive offices)

Registrant's telephone number, including area code: 604-681-6334

Approximate date of commencement of proposed sale to the public:                                             As soon as practicable after the effective date of this Registration Statement .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.       |__|

CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                                                                         PROPOSED                      PROPOSED
CLASS OF                                                                                                    MAXIMUM          MAXIMUM
SECURITIES             OFFERING                       AGGREGATE                    AMOUNT OF
TO BE          AMOUNT TO BE                                       PRICE PER                       OFFERING                         REGISTRATION
REGISTERED                   REGISTERED          SHARE (1)        PRICE (2)    FEE (2)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Common Stock     3,350,500 shares         $0.50        $1,675,250        $154.12
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
(1) This price was arbitrarily determined by Corumel Minerals Corp.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane O’Neill Taylor, LLC
2300 W. Sahara Blvd., Suite 500
Las Vegas, NV 89102
(702) 312-6255
Fax: (702) 944-7100
Agent for service of process

SUBJECT TO COMPLETION, Dated July 25 , 2003

PROSPECTUS
CORUMEL MINERALS CORP
3,350,500
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Corumel Minerals Corp. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.50 per share. This offering will expire unless extended by the board of directors on June 30, 2004.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders

Per Share	$0.50	No ne	$0.50

Total	$1,675,250	No ne	$1,675,250

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.50 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7 - 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date Of This Prospectus Is : July 25 , 2003

Table Of Contents
PAGE

Summary ...4

Risk Factors....................................................................................................................................................................................................... 6

Risks Related To Our Financial Condition and Business Model

- If we do not obtain additional financing, our business will fail.......................................................................................................................... 6
-  Because we will need additional financing to fund our extensive exploration activities, our auditors believe there is substantial doubt about our ability to continue as a going concern ...............................................................................................................................................................................................7

-  Because we have not commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business...7

-  Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail... 7

-  Because of the unique difficulties and uncertainties inherent in mineral exploration and the mining business, we face a high risk of business failure... 7

- Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability...........................................8
-  Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and this business will fail............................................................................................................................................................................................. 8

-  Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business    ... 8

-  Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts..
... 8

-  Because our president and our secretary have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail    ...................................................................................................................9

-   Because our president, Mr. Bruce Young, owns 59.33% of our outstanding common stock and serves as our sole director, investors may find that corporate decisions influenced by Mr. Young are inconsistent with the best interests of other stockholders............................................................ 9

Risks Related To Legal Uncertainty

- Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase……................................................................................................. 9
-   Because the Province of British Columbia owns the land covered by our mineral claims and Native land claims might affect our title to the mineral claims or to British Columbia’s title of the property, our business plan may fail..................................................................................................................... 9

Risks Related To This Offering

- If a market for our common stock does not develop, shareholders may be unable to sell their shares.............................................................1 0

2

- If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline........1 0

Use of Proceeds...11

Determination of Offering Price........................................................................................................................................................................................11

Dilution...1 1

Selling Shareholders...11

Plan of Distribution...25

Legal Proceedings............................................................................................................................................................................................2 6

Interest of Named Experts and Counsel ...........................................................................................................................................................3 1
Disclosure of Commission Position of Indemnification for Securities Act Liabilities..............................................................................................3 2
Organization Within Last Five Years.................................................................................................................................................................3 2
Description of Business ...................................................................................................................................................................................................32

Plan of Operations...........................................................................................................................................................................................4 2

Description of Property.....................................................................................................................................................................................4 5

Certain Relationships and Related Transactions................................................................................................................................................................46

Market for Common Equity and Related Stockholder Matters...........................................................................................................................4 7
Executive Compensation.................................................................................................................................................................................. 50

Financial Statements...5 1

Changes in and Disagreements with Accountants...............................................................................................................................................5 2
Available Information........................................................................................................................................................................................5 2

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Summary

Corumel Minerals Corp.

We are in the business of mineral exploration. On March 28, 2003, we entered into a Property Acquisition Agreement whereby we purchased a 100% interest in six mineral claims which we refer to as the Thor Group mineral claims. The Thor Group mineral claims are located near Harrison Lake in the New Westminster Mining Division of the Province of British Columbia. We purchased these mineral claims from Mr. William A. Howell, a graduate geologist, for his out-of-pocket costs incurred in staking and registering the claims. Pursuant to the Property Acquisition Agreement, Mr. Howell became our operator and will thus oversee our initial phase mineral exploration project conducted on the Thor Group mineral claims in exchange for a 15% joint venture interest in the claims The 15% being paid to Mr. Howell is dependent upon his serving as operator for the duration of our initial exploration program on the property. The Amending Agreement to the Property Acquisition Agreement, dated June 2, 2003, obligates us to incur exploration expenditures of no more than $7,500, on our first phase exploration program. Any exploration costs in excess of $7,500 will require our prior approval and we will be required to pay only 85% of the additional costs. All references to the Property Acquisition Agreement in this Prospectus refer to both that agreement and the amending agreement dated June 2, 2003.

To date, we have not started our exploration program. After we acquired the Thor group mineral claims we incorporated a wholly owned subsidiary known as CMC Exploration Corp., a British Columbia corporation. Our subsidiary, which we refer to as CMC, was formed for the purpose of carrying out our mineral exploration program. Upon forming CMC, we transferred all of our 100% ownership interest in the Thor group mineral claims to CMC.

Our plan of operations is to conduct mineral exploration activities on the Thor Group mineral claims in order to assess whether these claims possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of lead, gold, silver, barium, mercury, copper, and zinc minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Prior to acquiring the Thor Group mineral claims, we retained the service of B.J. Price Consulting Geologists, a firm of professional consulting geologists. Our consultants prepared a geological report for us on the mineral exploration potential of the claims. Included in this report is a recommended exploration program with a budget of $7,500. Exploration costs are billed to us in Canadian dollars. Although the value of Canadian dollars when converted to our currency can vary greatly we are committed to expend no more then the equivalent of $7,500 when converted to Canadian dollars, during the initial exploration program. All dollar amounts provided in this prospectus are stated in U.S. currency unless expressly indicated otherwise. The mineral exploration program, consisting of geological mapping and sampling is oriented toward defining drill targets on mineralized zones within the Thor Group mineral claims.

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At this time we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on our claims. Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geologists' recommendations based upon ongoing exploration program results and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of March 31, 2003, we had $94,385 cash on hand and liabilities in the amount of $1,572 . Accordingly, our working capital position as of March 31, 2003 was $92,813. Since our inception through March 31, 2003, we have incurred a net loss of $5,324 . We attribute our net loss to having no revenues to offset our expenses from the acquisition of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through our initial exploration program which, under the terms of the Property Acquisition Agreement must be completed by December 31, 2004. Our working capital may be sufficient to enable us to perform limited exploration phases beyond the first geological exploration phase on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

We were incorporated on July 23, 2002, under the laws of the state of Nevada. Our principal offices are located at 503 – 1755 Robson Street, Vancouver, B.C., Canada. Our Phone number and facsimile number is 604-681-6334.

The Offering

Securities Being Offered	Up to 3,350,500 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.50 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issues and to be Issued
9,270,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this

5

offering.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	March 31, 2003

Cash Total Assets Liabilities Total Stockholder’s Equity	$ $ $ $	94,385 94,385 1,572 92,813
Statement of Loss and Deficit		March 31, 2003
Revenue Net Loss of the Period	$ $	0 5,324

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

For the next year of operations, our current operating funds should be sufficient to cover the first phase of our exploration program, and a contemplated second phase exploration program of similar scope, in addition to providing funds for anticipated operating overheads, professional fees and regulatory filing fees. In order for us to perform any further exploration or extensive testing past the first two phases we will need to obtain additional financing. As of March 31, 2003, we had cash in the amount of $94,385. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out our initial exploration program and, if warranted, a follow-on program of a similar scale, on the Thor Group mineral claims, we will require additional financing if further exploration programs are necessary. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Thor Group mineral claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional

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financing would be subject to a number of factors, including the market prices for lead, copper, zinc, barium, mercury, silver and gold and the costs of exploring for or mining these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $ 5,324 for the period from July 23, 2002 (inception) to March 31, 2003, and have no sales. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.

Because we have not commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business.

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on July 23, 2002 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims and obtaining independent consulting geologist’s report on our mineral claims. We have not earned any revenues as of the date of this prospectus.

Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Neither Mr. Bruce Young, our president and director, nor Mr. Richard Green, our Secretary have formal training as geologists or engineers. Additionally, neither of them has ever managed any company involved in starting or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry and hence may lack certain skills that are advantageous in managing an exploration company. In addition, their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our lack of experience in this industry.

Because of the unique difficulties and uncertainties inherent in mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures

7

to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mineral claims, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. Our mineral claims may not contain commercially exploitable mineral deposits. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of mineral claims in all probability will be lost as it is an extremely remote possibility that the mineral claims will contain commercially exploitable reserves. Problems such as unusual or unexpected geological formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration efforts

Access to the Thor Group mineral claim may be restricted through some of the year due to weather in the area. The property is in South Western British Columbia, a rugged mountainous area. Access to the property from the end of paved roads is by way approximately 10 miles of gravel road. Access within the property is by a four-wheel drive road through the center of the property. In addition old logging tracks and a number of recent short logging spurs provide access to much of the property. During the winter months heavy snowfall can make it difficult if not impossible to

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undertake work programs. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. Generally speaking, the most efficient time for us to conduct our work programs will be during April through November. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

Because our president and our secretary have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Young, our president and chief financial officer, is also a licensed realtor. Mr. Green, our Secretary is an employee of a Canadian Chartered Bank. Mr Young devotes 5 to 10 hours per week and Mr. Green devotes 2 to 5 hours per week to our business affairs. If the demands of our business require the full business time of Mr. Young or Mr. Green, both are prepared to adjust their timetables to devote more time to our business. However, neither Mr. Young nor Mr. Green may be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of either Mr. Young’s or Mr. Green’s other interests will increase with the result that one or both would no longer be able to devote sufficient time to the management of our business. Competing demands on either Mr. Young’s or Mr. Green’s time may lead to a divergence between their interests and the interests of other shareholders.

Because our president, Mr. Bruce Young, owns 59.33% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Young are inconsistent with the best interests of other stockholders.

Mr. Young is our president, chief financial officer and sole director. He owns approximately 59.33% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Young may still differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Young to differ from the interest of other stockholders include his ability to devote the time required to run our mineral exploration activities.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of British Columbia as we carry out our exploration program.

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We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Because the Province of British Columbia owns the land covered by our mineral claims and Native land claims might affect our title to the mineral claims or to British Columbia’s title of the property, our business plan may fail.

We are unaware of any outstanding native land claims on the Thor group mineral claims; however it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. Should we encounter a situation where a native person or group claims and interest in our claims, we may unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,350,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 36.14% of the common shares outstanding as of the date of this prospectus.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.50 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,350,500 shares of common stock offered through this prospectus. The shares include the following:

a.                     3,340,000 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on August 15, 2002;
b.                     10,500 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on February 28, 2003.

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The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of July 25, 2003, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,270,500 shares of common stock outstanding on July 25, 2003.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Ms. Diane J. Beadle RR22, 3205 Huckleberry Road Roberts Creek, B.C., V0N 2W2 Canada	420,000	420,000	Nil	Nil
Mr. William Clarke 5080 Ann Street Vancouver, B.C., V5R 4J7 Canada	420,000	420,000	Nil	Nil
Ms. Maxine Cooper 802 – 2050 Nelson Street Vancouver, B.C., V6G 1N6 Canada	400,000	400,000	Nil	Nil
Mr. Roger Dahlquist 1 – 1301 Johnston Street Vancouver, B.C., V6H 3R9 Canada	430,000	430,000	Nil	Nil

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Ms. Dianne DeLong Box 1162, 1403 Park Street Rossland, B.C., V0G 1Y0 Canada	440,000	440,000	Nil	Nil
Ms. Valerie Nufer 3 – 1301 Johnston Street Vancouver, B.C., V6H 3R9 Canada	430,000	430,000	Nil	Nil
Ms. Sandra J. Rexin Box 244, 1639 Ode Road Christina Lake, B.C., V0H 1E0 Canada	400,000	400,000	Nil	Nil
Mr. Christopher G. Ruck 404 – 1932 Alberni Street Vancouver, B.C., V6G 1B4 Canada	400,000	400,000	Nil	Nil
Mr. Jean Francois Bouchard 1902 Lodge Drive Coquitlam, B.C.,V3E 1C4 Canada	100	100	Nil	Nil
Ms. Joy Bouchard 1902 Lodge Drive Coquitlam, B.C.,V3E 1C4 Canada	100	100	Nil	Nil
Ms. Sarah Renee Bruce 1450 3rd Ave. Trail, B.C.,V1R 1P6 Canada	100	100	Nil	Nil
Mr. Barry William Carter P.O. Box 145 Nelson, B.C.,V1L 5P7 Canada	100	100	Nil	Nil
Ms. Joanna Carter P.O. Box 145 Nelson, B.C.,V1L 5P7 Canada	100	100	Nil	Nil

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Ms. Beverly Louise Chernoff 2516 10th Ave Castlegar, B.C.,V1N 3A2 Canada	100	100	Nil	Nil
Mr. Jack J. Chernoff 2516 10th Ave Castlegar B.C., V1N 3A2 Canada	100	100	Nil	Nil
Ms. Carol E. Conkin Site 2 Comp 1 RR1 Slocan Park, B.C. V0G 2E0 Canada	100	100	Nil	Nil
Mr. Gerald Bret Conkin 4555 Capilano Road North Vancouver, B.C., V7R 4K2 Canada	100	100	Nil	Nil
Mr. Gerald J. Conkin Site 2 Comp 1 RR1 Slocan Park, B.C.,V0G 2E0 Canada	100	100	Nil	Nil
Ms. Joan Anne Conkin P.O. Box 3520 Castlegar, B.C.,V1N 3W3 Canada	100	100	Nil	Nil
Ms. Ruth Conkin 21214 95 A Ave. Langley, B.C.,V1M 1P2 Canada	100	100	Nil	Nil
Mr. Samuel Conkin P.O Box 3520 Castlegar, B.C.,V1N 3C5 Canada	100	100	Nil	Nil
Mr. Samuel Scott Conkin 21214 95 A Ave. Langley, B.C.,V1M 1P2 Canada	100	100	Nil	Nil

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Mr. Ronald Cutler P.O. Box 739 Stn. Main Nelson, B.C.,V1C 5R4 Canada	100	100	Nil	Nil
Ms. Shirley Diane Cutler P.O. Box 739 Nelson, B.C.,V1L 5R4 Canada	100	100	Nil	Nil
Mr. Carlos Humberto Viera DeFrias 3211 Highway Drive Trail, B.C.,V1R 4T3 Canada	100	100	Nil	Nil
Mr. Geoffrey Charles De Ruiter 1895 269A Street Aldergrove, B.C., V4W 2S5 Canada	100	100	Nil	Nil
Mr. Rolando Deluca 410 Maple Street Nelson, B.C.,V1L 2J5 Canada	100	100	Nil	Nil
Ms. Suzanne Simonne Deluca 410 Maple Street Nelson, B.C.,V1L 2J5 Canada	100	100	Nil	Nil
Mr. Darrell Lee Dickson 8137 Old Waneta Road Trail, B.C.,V1R 4X1 Canada	100	100	Nil	Nil
Mr. Rock Kyle Dickson 775 Eliot Street Trail, B.C.,V1R 2E6 Canada	100	100	Nil	Nil

15

Ms. Verna Fay Dickson 8137 Old Waneta Road Trail, B.C.,V1R 4X1 Canada	100	100	Nil	Nil
Mr. Bernhard Dobovicnik P.O. Box 392 Rossland, B.C.,V0G 1Y0 Canada	100	100	Nil	Nil
Mr. Anton Dzedora P.O. Box 194 Genelle, B.C.,V0G 1G0 Canada	100	100	Nil	Nil
Ms. Rosemary Edgell 3971 Woodland Drive Trail, B.C.,V1R 2V6 Canada	100	100	Nil	Nil
Ms. Natalie Evin Site 12 Comp 8 R.R. #1 Slocan Park, B.C.,V0G 2E0 Canada	100	100	Nil	Nil
Mr. William Evin Site 12 Comp 8 R.R. #1 Slocan Park, B.C.,V0G 2E0 Canada	100	100	Nil	Nil
Ms. Tricia May Fearnside 4750-201 Street Langley, B.C.,V3A 6B5 Canada	100	100	Nil	Nil
Mr. Frederik H. Frederiksen 21604 Spring Crescent Maple Ridge, B.C.,V2X 4M6 Canada	100	100	Nil	Nil
Ms. Laura Frederiksen 21604 Spring Crescent Maple Ridge, B.C.V2X 4M6 Canada	100	100	Nil	Nil

16

Ms. Lorraine Ann Giesler RR #1 Site 9 Comp 19 Castlegar, B.C.,V1N 3H7 Canada	100	100	Nil	Nil
Mr. Michael Delaine Giesler RR #1 Site 9 Comp 19 Castlegar, B.C.,V1N 3H7 Canada	100	100	Nil	Nil
Ms. Denise Katharine Goldstone 108-6th Ave Castlegar, B.C.,V1N 1S9 Canada	100	100	Nil	Nil
Mr. Gregory Donald Goldstone 108 6th Ave Castlegar, B.C.,V1N 1S9 Canada	100	100	Nil	Nil
Ms. Linda Dee Grifone 1693 Silverwood Crescent Castlegar, B.C.,V1N 2L9 Canada	100	100	Nil	Nil
Mr. Cameron Wade Gustafson 4750 201 Street Langley, B.C.,V3A 6B5 Canada	100	100	Nil	Nil
Mr. John Hemphill 903 Josephine Street Nelson, B.C.,V1L 1X3 Canada	100	100	Nil	Nil
Mr. Robert William Hopkins P.O. Box 27 Genelle, B.C.,V0G 1G0 Canada	100	100	Nil	Nil
Ms. Harriette Iris Ihas 8215 Old Waneta Road Trail, B.C.,V1R 4W9 Canada	100	100	Nil	Nil

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Mr. Jack Ihas 8137 Old Waneta Road Trail, B.C.,V1R 4W9 Canada	100	100	Nil	Nil
Mr. Keith Thomas Irving 10783 156th Street Surrey, B.C.,V3R 9X4 Canada	100	100	Nil	Nil
Ms. Laurie Gay Irving 10783 156th Street Surrey, B.C,.V3R 9X4 Canada	100	100	Nil	Nil
Mr. Steven Christopher Johnson 204-7035 Linden Ave Burnaby , B.C.,V5E 3G7 Canada	100	100	Nil	Nil
Mr. David William Kabatoff 102-2035 West 5th Ave Vancouver, B.C.,V6J 1P8 Canada	100	100	Nil	Nil
Ms. Nancy Kaiser P.O. Box 392 Rossland, B.C.,V0G 1Y0 Canada	100	100	Nil	Nil
Mr. Simon James Kelly Box 197 Slocan , B.C.,V0G 2C0 Canada	100	100	Nil	Nil
Mr. Michael James Knezacek 1474 Selkirk Ave Castlegar, B.C.,V1N 2L2 Canada	100	100	Nil	Nil
Mr. Evsey Konkin 3971 Woodland Drive Trail, B.C.V1R 2V6 Canada	100	100	Nil	Nil

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Mr. Michael Konkin 3971 Woodland Drive Trail, B.C. ,V1R 2V6 Canada	100	100	Nil	Nil
Ms. Sheri Konkin 3971 Woodland Drive Trail, B.C.,V1R 2V6 Canada	100	100	Nil	Nil
Mr. Sara Koochin RR#1 Site 10 Comp 16 Crescent Valley, B.C., V0G 1H0 Canada	100	100	Nil	Nil
Mr. Bernard Edward Krueckl 1472 Emerald Crescent Castlegar, B.C.,V1N 4J5 Canada	100	100	Nil	Nil
Ms. Deanna Laktin 639B Baker Street Nelson, B.C.,V1L 4J3 Canada	100	100	Nil	Nil
Ms. Doris Laktin 4230 HWY 3A Nelson, B.C.,V1L 6N1 Canada	100	100	Nil	Nil
Mr. James Laktin RR#1 Suite 27 Comp 56 South Slocan, B.C.,V0G 2G0 Canada	100	100	Nil	Nil
Mr. James Christopher Laktin RR#1 Suite 27 Comp 56 South Slocan, B.C.,V0G 2G0 Canada	100	100	Nil	Nil
Ms. Katie Laktin RR#1 Suite 27 Comp 56 South Slocan, B.C.,V0G 2G0 Canada	100	100	Nil	Nil

19

Mr. Kenneth Laktin 2091 Loff Rd. Castlegar, B.C.,V1N 4N2 Canada	100	100	Nil	Nil
Mr. Michael Kane Laktin RR1 S27 C56 South Slocan , B.C.,V0G 2G0 Canada	100	100	Nil	Nil
Mr. Peter P. Laktin 4230 HWY 3A Nelson, B.C.,V1L 6N1 Canada	100	100	Nil	Nil
Ms. Sherrill Laktin 2091 Loff Road Castlegar, B.C., V1N 4N2 Canada	100	100	Nil	Nil
Ms. Lori Ann Lewis 3321 Southridge Drive Castlegar, B.C.,V1N 4G1 Canada	100	100	Nil	Nil
Mr. Murrey Lewis 3321 Southridge Castlegar, B.C.,V1N 4G1 Canada	100	100	Nil	Nil
Mr. Ronald Coleman Lowther 1463 Knox Rd Nelson, B.C.,V1L 6T4 Canada	100	100	Nil	Nil
Ms. Brenda Lucas 63-900 West Gore Street Nelson, B.C.,V1L 6Z6 Canada	100	100	Nil	Nil
Mr. Fred F. Makortoff 610 Ootschenia Road Castlegar, B.C.,V1N 4M4 Canada	100	100	Nil	Nil

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Mr. Paul Sahne Makortoff RR1 S10 C16 Crescent Valley, B.C.,V0G 1H0 Canada	100	100	Nil	Nil
Ms. Robin Lynne Ogloff 8592 Ashwell Road Chilliwack, B.C.,V2P 7V8 Canada	100	100	Nil	Nil
Ms. Kimberlley Anne Ottridge 308- 8740 Carter St Vancouver, B.C.,V6P 4V2 Canada	100	100	Nil	Nil
Mr. James David Pearce 423 W Richards Street Nelson, B.C.,V1L 3K2 Canada	100	100	Nil	Nil
Ms. Karla Ann Pearce 423 Richards Street West Nelson, B.C.,V1L 3K2 Canada	100	100	Nil	Nil
Mr. Michael Dana Pearce 505 Nelson Ave Nelson, B.C.,V1L 2N2 Canada	100	100	Nil	Nil
Mr. Lenard Ernest Penner P.O. Box 1751 Rossland, B.C,.V0G 1Y0 Canada	100	100	Nil	Nil
Mr. Muc Van Pham 4620 Joyce Street Vancouver, B.C,.V5R 4E8 Canada	100	100	Nil	Nil
Ms. Mary Picton 2161 Crestview Cresent Castlegar, B.C,.V1N 3B3 Canada	100	100	Nil	Nil

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Mr. Peter Picton 2162 Crestview Cresent Castlegar, B.C.,V1N 3B3 Canada	100	100	Nil	Nil
Ms. Winnifred Plotnikoff 1692 Saliken road Castlegar, B.C.,V1N 4S4 Canada	100	100	Nil	Nil
Mr. Andrew Poohachoff 3420 9th Ave Castlegar, B.C.,V1N 2Z3 Canada	100	100	Nil	Nil
Ms. Debra Susan Preston 102-31831 Peardonville Road Abbotsford, B.C.,V2T 1L5 Canada	100	100	Nil	Nil
Mr. Paul E. Preston 102-31831 Peardonville Road. Abbotsford, B.C.,V2T 1L5 Canada	100	100	Nil	Nil
Ms. Ann Rhodes P.O. Box 27 Genelle, B.C,.V0G 1G0 Canada	100	100	Nil	Nil
Mr. Brian Douglas Rigby 1311 Slocan Street Nelson, B.C.,V1L 1EG Canada	100	100	Nil	Nil
Ms. Patricia Lynn Rigby 1311 Slocan Street Nelson, B.C.,V1L 1E8 Canada	100	100	Nil	Nil
Ms. Grace Geraldine Rosa 16678 77 Ave Surrey, B.C,.V3S 8G1 Canada	100	100	Nil	Nil

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Mr. Michael Rosa 16678 77 Ave Surrey, B.C,.V3S 8G1 Canada	100	100	Nil	Nil
Ms. Greta Ann Simmons 4885 Aho Road Ladysmith, B.C.,V9F 1G8 Canada	100	100	Nil	Nil
Ms. Elizabeth Anne Slater 32-21848 South Ave. Langley, B.C.,V3A 8A9 Canada	500	500	Nil	Nil
Ms. Laura Strelaeff 651 Rosedale Road Castlegar, B.C,.V1N 4L2 Canada	100	100	Nil	Nil
Mr. Sheldon Brian Strelaeff 651 Rosedale Road Castlegar, B.C.,V1N 4L2 Canada	100	100	Nil	Nil
Ms. Xuyen Thi Bich Ta 4620 Joyce Street Vancouver, B.C,.V5R 4E8 Canada	100	100	Nil	Nil
Mr. Charles L. Taylor P.O. Box 55 Genelle, B.C.,V0G 1G0 Canada	100	100	Nil	Nil
Ms. Dawna Doreen Van Kampen 4260 Delmonte Street Kelowna, B.C.,1W 2P4 Canada	100	100	Nil	Nil
Mr. Ronald J. Van Kampen 4260 Delmonte Street Kelowna, B.C.,V1W 2P4 Canada	100	100	Nil	Nil

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Mr. John Vanin P.O. Box 212 Genelle, B.C.,V0G 1J0 Canada	100	100	Nil	Nil
Mr. Howard Woo 7320 Hubert Street Burnaby, B.C.,V3N 3A8 Canada	100	100	Nil	Nil
Ms. Hazel Wood 13-3292 Vernon Terrace Abbotsford, B.C.,V2S 6W7 Canada	100	100	Nil	Nil
Mr. Percy G. Wood 13-3292 Vernon Terrace Abbotsford, B.C.,V2S 6W7 Canada	100	100	Nil	Nil
Mr. Alan Zdrazi RR #2 Site 9 Comp 10 Nelson, B.C.,V1L 6V5 Canada	100	100	Nil	Nil
Ms. Hlege Kareen Zebroff 70-1425 Lamey Mill Road Vancouver, B.C.,V6H 3W1 Canada	100	100	Nil	Nil
Mr. Peter Walter Zebroff 70-1425 Lamey Mill Road Vancouver, B.C.,V6H 3W1 Canada	100	100	Nil	Nil

None of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or
(2) has been one of our officers or directors, except Maxine Cooper, who resigned for personal reasons on December 14, 2003 and is no longer an officer. On August 14, 2002, Ms. Cooper acquired 400,000 of our common shares.

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Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.  on such public markets or exchanges as the common stock may from time to time be trading;
2.  in privately negotiated transactions;
3.  through the writing of options on the common stock;
4.  in short sales, or;
5.  in any combination of these methods of distribution.

The sales price to the public is fixed at $0.50 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

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1.  not engage in any stabilization activities in connection with our common stock;
2.  furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane O’Neill Taylor, LLC, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of July 25, 2003 are as follows:

Director:

Name of Director         Age
Bruce P. Young         52

Executive Officers:

Name of Officer        Age           Office
Bruce P. Young         52        President, Chief Financial Officer
Richard Green             55        Secretary and Treasurer

Set forth below is a brief description of the background and business experience of executive officers and directors.

Mr. Bruce Young is our president and chief financial officer and our sole director. Mr. Young was appointed to that position on July 31, 2002. From June 2001 until the present time, Mr. Young has been a licensed real-estate broker with Prudential Sterling Realty Ltd., Burnaby B.C., Canada. From January 1998 until January 2001 he was a licensed insurance salesman with PennCorp. Canada Ltd. of Surrey, B.C., Canada, a firm in the disability insurance industry.

Between 1994 and 1998 Mr. Young was a founder and the president and a director of MBI Mining Brokers Inc. The company was formed to broker mining and mineral properties worldwide. MBI’s head office was located in Vancouver, B.C. and the company had representation in Europe, Africa, South America, Eastern Europe and Australia. MBI acted as both agent and principal in acquiring mining and mineral properties of merit for development, joint venture and for sale. Their clients

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included junior mining and exploration companies as well as a number of the top worldwide mining and exploration companies.

Mr. Young gained experience in the mining exploration industry during his tenure as the president of MBI Mining Brokers Inc.; however, he does not have specific technical credentials in that industry. As a realtor, he has the flexibility to adjust the demands upon his time to suit our needs.. Within the last year, Mr. Young has devoted 5 to 10 hours per week dealing with our affairs.

Mr. Richard Green , is our secretary and treasurer. Mr. Green has been employed by the Bank of Montreal at Vancouver, B.C., Canada, as an Information Technology Analyst for the last 10 years. Mr. Green joined us as an investor many months prior to agreeing to become our corporate secretary. He possesses no specific mining or exploration industry related skills. Since becoming secretary in December 2002, he has devoted 2 to 5 hours per week of his spare time to our company.

We presently do not pay our officers or directors any salary or consulting fee.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than Bruce Young and Richard Green.

We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.   A verbal agreement with our consulting geologist, which includes his reviewing all of the results from the exploratory work performed upon the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services.

2.   A verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates.

3.    A verbal agreement with Centre Bay Management Corp. to provide us with office space, telephone answering and secretarial services on a month to month basis at a rate of $1,200 per month.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 25, 2003 by:

1. each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities,

2. each of our directors,

3. named executive officers and;

4. officers and directors as a group.

At this time, only two shareholders fall within these categories, Mr. Bruce Young, Director, President, and Chief Financial Officer and Mr. Richard Green, Secretary and Treasurer. The shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Bruce P. Young Director, President and Chief Financial Officer 333 Viewmount Drive Port Moody, B.C., V3H 2L7 Canada	5,500,000	59.33%
Common Stock	Richard Green Secretary and Treasurer 701 – 1238 Melville St. Vancouver, B.C., V6E 4N2 Canada	420,000	4.53%
Common Stock	All Officers and Directors as a Group (two persons)	5,920,000	63.86%

(1) The percent of class is based on 9,270,500 shares of common stock issued and outstanding as of July 25 , 2003.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a

28

beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 25, 2003 , there were 9,270,500 shares of our common stock issued and outstanding were held by one hundred and eleven (111) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

29

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1. The number of shares constituting that series and the distinctive designation of that series , which may be by distinguishing number, letter or title ;

2. The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3. Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4. Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5. Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6. Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.     Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

30

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O’Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited

31

financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

B.J. Price Geological Consultants, Inc., a firm of professional consulting geologists, has provided us with a geological evaluation report on the mineral claims. We employed B.J. Price Geological Consultants, Inc. on a flat rate consulting fee and it has no interest, nor does it expect any interest in the property or securities of Corumel Minerals Corp.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within the Last Five Years

We were incorporated on July 23, 2002 under the laws of the state of Nevada.

We purchased all right title and interest in six mineral claims, located in The New Westminster Mining Division of the Province of British Columbia from Mr. William A Howell on March 28, 2003. This purchase was made through to a Property Acquisition Agreement whereby Mr. Howell sold us the Thor Group mineral claims and he became the operator of the exploration program to be conducted on the claims. The property acquisition agreement sets forth each party's rights and responsibilities relating to both the exploration and potential mining stages of the operations to be conducted on our mineral claims.

Mr. Bruce Young, our president, chief financial officer and sole director has been a promoter of our company since inception.

Ms. Maxine Cooper, our founding Secretary was also a promoter of our company from our inception until December 14, 2002, the date upon which she resigned for personal reasons. On that date, Mr. Richard Green became our secretary.

Description Of Business

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 100% interest in six mineral claims that we refer to as the Thor Group

32

mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. Although exploratory work on the claims conducted by prior owners has indicated some potential showings of mineralization, we are uncertain as to the reproducibility of these prior exploration results and thus we are uncertain as to the potential existence of a commercially viable mineral deposit existing on our mineral claims. The results of exploratory work of prior owners are reported in the geological report entitled Thor 1-6 Mineral Claims prepared for us by our geological consultants.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of lead, copper, zinc, barium, mercury, silver, and gold. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition of the Thor Group mineral claims and the acquisition agreement with William A. Howell.

Upon closing of our Property Acquisition Agreement with Mr. William A. Howell on March 28, 2003, we obtained through a bill of sale six mineral claims located in the New Westminster Mining Division of the Province of British Columbia from Mr. Howell. We agreed to leave the claims registered in Mr. Howell’s name for reasons of convenience in the reporting of exploration work done on the claims. We selected these properties based upon an independent geological report which we commissioned from B.J. Price Geological Consultants Inc. and upon a review of prior work programs conducted on our claims and on nearby properties by prior owners. Our consultants recommended that we launch an initial exploration program on our claims which will cost us approximately $7,500. We will pay the entire amount of the first $7,500 of mineral exploration expenses on our mineral claims prior to December 31, 2004, half of which must be expended prior to December 31, 2003. Expenditures in excess of $7,500 will require our prior approval. We will pay 85% of such approved excess costs and Mr. Howell will pay 15%.

After we acquired the Thor group mineral claims we incorporated a wholly owned subsidiary known as CMC Exploration Corp., a British Columbia corporation. This subsidiary was formed for the purpose of carrying out our mineral exploration program in British Columbia. Upon forming CMC, we transferred all of our 100% ownership interest in the Thor group mineral claims to CMC.

Further provisions of the Property Acquisition Agreement stipulate that Mr. Howell is to govern the initial exploration program operations to be conducted on the Thor Group mineral claims. In that capacity he would be generally referred to as the operator within the mining exploration industry. In the event that Mr. Howell remains the operator throughout the initial exploration program, he will be entitled to receive as partial compensation for his services, a 15% undivided interest in the Thor Group mineral claims. Mr. Howell will also be entitled to charge a fee for his services as operator equaling 7½% of the first $10,000 Canadian dollars of exploration expenditures and 5% of exploration expenditures thereafter.

Mr. Howell is a self-employed professional geologist and exploration and mining consultant who has been involved in all aspects of the exploration and exploitation of resource properties for 32

33

years. As such he has been engaged in exploration, for various clients located in North and Central America. Mr. Howell is registered as a free miner in British Columbia. He has practiced his profession since 1971. He is qualified to write and submit reports to the British Columbia Ministry of Energy and Mines for assessment work purposes and has staked over 1,000 mineral claims in British Columbia and elsewhere.

Upon the completion of the initial exploration phase we intend to request that our consulting geologists’ firm review the results of the exploration program and report back to us with its recommendations, if any, with regard to further exploration programs. Provided that further exploration programs are recommended and provided that Mr. Howell has remained the operator throughout the initial phase, the Property Acquisition Agreement requires that our company and a sole purpose company to be formed by Mr. Howell will enter into a formalized joint venture. In the event that Mr. Howell has not remained as operator throughout the initial exploration period and has not earned the 15% undivided interest in the Thor Group mineral claims, provided that the recommendations of our consulting geologists favors further exploration, we intend to proceed alone on much the same basis as we would have were the joint venture formed.

The purpose of the joint venture will be to further explore the property containing the Thor Group mineral claims with the eventual goal of putting the property into commercial mining production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial mining production. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. World prices for mineral may dictate not proceeding. In addition, the atmosphere for financing mineral exploration ventures may have an impact.

Under the terms of the joint venture agreement, both parties agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the property remains in each party’s name proportional to its respective interest. Also, subsequent to the initial exploration program for which we bear all of the costs, costs are to be met by each party in proportion to its interest.

Our initial joint venture interest shall be 85% and that of Mr. Howell’s company, which we refer to as Howellco, will be 15%. The interest of each party may be reduced and the other party’s interest increased by an amount equal to the share of the exploration costs they were obliged to pay. If the interest of either us or Howellco is reduced to less than 5%, then that party will be deemed to have assigned their interest to the other party, and their sole remuneration and benefit from the joint venture agreement will be a Royalty equal to 2½% of net profits. The respective interest of each party could be increased or decreased form time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program, and/or; (3) a party elects to pay less than its proportionate share of the costs for a program. If these terms operate to cause a party’ interest in the Thor Group mineral claims to be reduced to 5% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 5 % of the net profits of mining production.

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The property acquisition agreement provides that Mr. Howell as the initial operator will have the same rights, duties, and responsibilities as he would have were he the operator pursuant to the proposed joint venture agreement.

The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party’s interest. A simple majority of the management committee prevails and the management committee’s decisions made in accordance with the joint venture agreement are binding on all parties. The proposed joint venture agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

Description and Location of the Thor Group mineral claims

The Thor property consists of six two-post mineral claims within the New Westminster Mining Division of British Columbia.

Tenure        Claim Name            Owner        Expiry   Area     Tag Number
400276    Thor 1                                      112364    2004.02.09    1 unit        617465M
400277    Thor 2          112364    2004.02.09    1 unit        617466M
400278    Thor 3          112364    2004.02.09    1 unit        617467M
400279    Thor 4          112364    2004.02.09    1 unit        617468M
400280    Thor 5          112364    2004.02.09    1 unit        617997M
400281    Thor 6          112364    2004.02.09    1 unit        617998M

The claims are 500 meters square each and cover a total of about 363 acres or about 0.60 square miles. Exploration work to the extent of $70.00 per unit will be required prior to the expiry date of February 9, 2004, or equivalent cash paid in lieu of work. Precise claim surveying by Global Positioning Satellite Survey instrument may be filed for 1 year of work per unit.

Mr. Howell staked the Thor Group mineral claims in February 2003. Staking a claim involves physically marking the boundaries of the mineral claim area on the ground and is the first step in acquiring title to the claim. Once the property is staked, title to the property can be recorded with the British Columbia Ministry of Energy and Mines. Upon our purchase of the Thor Group mineral claims, Mr. Howell delivered to us a bill of sale for the claims in a form prescribed by the Ministry of Energy and Mines which will allow us at any time to register the claims in our name at any time of our choosing. As Mr. Howell is the operator, for convenience in recording exploration work done on the property and in filing assessment reports with the Ministry of Energy and Mines, we have chosen that the claims to remain registered in Mr. Howell’s name for the initial exploration period. Upon the formation of the joint venture we intend to register each party’s interest in the claims according to its joint venture interest.

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The Province of British Columbia owns the land covered by the mineral claims. At this time we are not aware of any native land claims that might affect our title to the mineral claims or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten our claims, it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. If we should encounter a situation where a native person or group claims and interest in our claims, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.

Prior to the expiry dates listed above, we plan to file for an extension of our mineral claims. In order to extend the expiry dates of a mineral claim, the government requires either (1) completion of exploration work valued at an amounted stipulated by government on the mineral claims and payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims. Currently, an exploration work value of approximately $70 is required during each of the first three years after a claim is staked and an exploration work value of approximately $140 is required in subsequent years. Accordingly, exploration work on the Thor Group 1-6 mineral claims must be completed and filed with the Province in the amount of approximately $420 by February 9, 2004 or this amount must be paid to the Province of British Columbia by February 9, 2004. A maximum of ten years of work credit may be filed on a claim. If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title with revert to the Province of British Columbia.

Due to the amount of funds we have expended towards our completed Phase exploration program, we expect to fulfill all of these requirements for a period of several years.

Geological Exploration Program In General

As of March 31, 2003, we have obtained an independent Geological Report and have acquired the Thor Group mineral claims. We have engaged B.J. Price Geological Consultants Inc. who has prepared this Geological Report and reviewed all available exploration data completed on the mineral claims.

Mr. Barry J. Price, the principal officer and director of B.J. Price Geological Consultants Inc., is a graduate of the University of British Columbia where he obtained a B.Sc. Degree in Honors Geology in 1965 and subsequently obtained a Master of Science degree in Economic Geology from the University of British Columbia in 1972. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He has practiced his profession continuously since 1972.

Our mineral claims presently do not have any mineral reserves. The property that is the subject of our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

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We have not yet commenced exploration of the mineral claim and exploration is currently in the preliminary stages. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found. The details of the Geological Report are provided below.

Thor Group Mineral Claims Geological Report, Dated March 18, 2003

A primary purpose of the geological report was to review information from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a mining project on the mineral claims. The summary report listed results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

Exploration History of the Mineral Claims

The history of the exploration of the mineral claims is summarized in the report that we obtained from our geological consultants; B.J. Price Geological Consultants Inc. The following summary of the exploration history of the mineral claims is based on our consultants’ description.

The area covered by the Thor Group mineral claims has been staked repeatedly since the the 1920’s.. In spite of this continuing interest in the area, there has apparently been very little serious exploration work undertaken on the property

In 1975, D.S. Ashe filed an assessment on claims in the area currently covered by the Thor 3 claim. The assessment work consisted of several percussion drill holes totaling 760 ft., but no results of this work were released.

Early in 1986, an extensive staking program was completed, and in June 1986, Trafalgar Resources Inc. undertook an exploration program on properties which included the Thor Group mineral claims. This program was completed in 1987.

In 1990, Hera Resources Ltd. acquired and examined the property, and a geological report was prepared by a qualified professional engineer. However, no assessment work was done No further work has been done to the knowledge of our geological consultants.

The 1986 – 1987 Exploration Programs

In the view of our geological consultants, the 1986 – 1987 work program by Trafalgar Resources Inc. remains the most comprehensive study to date of a large number of claims on property which includes the Thor Group claims. The results of Trafalgar’s work program along with our geological consultants’ personal observations of the Thor Group Claims form the basis of their Geological Report and the accompanying recommendations.

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Trafalgar’s work program was conducted by two geologists and was undertaken in two stages. One of these geologists was Mr. William A. Howell, from whom we acquired the Thor Group mineral claims. During the first stage, the geologists undertook geological mapping, rock chip sampling and reconnaissance soil sampling covering the majority of the property. A geochemical soil sampling was also completed

The second stage of Trafalgar’s work program was undertaken from October to December 1986, and was reported separately in 1987. This second stage included follow-up geological mapping, rock chip sampling and soil sampling

Thor Group Mineral Claims: Alteration and Mineralized Zones

Trafalgar’s 1986 - 1987 exploration program was conducted over a large number of mineral claims. In the view of our geological consultants, the Thor Group mineral claims which consist of six claim blocks, encompass the more important mineralized showings covered by that work .

The 1986 – 1987 work done on Thor Group mineral claims resulted in the discovery of four geologically altered zones and mineralized showings: These are as follows:

1.)     The Road Zone, along the main access road. The mineralized alteration is exposed on the west side of the road in outcrops that extend about 110 yards. Analysis of samples taken from the zone indicates sub-economic silver and zinc values throughout the altered zone.

2.)     The Power Line Zone is situated below and south of the Road Zone The mineral alteration is generally disseminated but in places “knots” or lenses of mineral alteration are present. In places, minor amounts of lead and zinc mineralization were noted.

3.)     The Frances Lake Road Zone is situated on a forestry access road. at an elevation above the Road Zone. Mineralization in this zone is of a veining type. Analysis of samples taken showed non-economic amounts of zinc, gold, and silver. Two selected samples which do not represent an average grade of mineralization were taken form this zone and contained significant amounts of silver and zinc.

4.)     The Switchback Zone is geologically similar to the Road Zone This zone is marked by a prominent level of arsenic mineralization in soil samples. Rock samples taken from this zone were deficient in both base and precious metals, as is common with alterations of this type, in the view of our consulting geologists.

Exploration Potential

In the view of our geological consultants, the Thor Group mineral claims have exploration potential for discovery of vein type precious metal mineralization and large areas of multi-metallic mineralization such as is present about 9 miles to the southwest. Similar geological mineral alterations are seen throughout the claims.

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The Thor Group mineral claims are underlain by sedimentary and by younger volcanic rocks, both of which are cut by intrusions, called stockworks, related to faults in the underlying rock.

Two pipe-like stockworks structures roughly 140 feet in diameter within a west trending fault zone are found on the eastern side of the claims. These contain strongly anomalous amounts of silver, zinc, cadmium, lead, arsenic and mercury. One of the stockworks also carries anomalous amounts of copper and antimony and visible quantities of zinc and lead mineralization.

The layering of the mineralization found on the claims may be regionally correlated with mineralization at the property located approximately 9 miles to the southwest. Exploration work to date at the Thor Group mineral claims has not identified any potentially economic targets associated with these geological structures

Conclusions

In the view of our geological consultants, the Thor Group mineral claims show a number of similarities to mineral deposits located 9 miles to the southwest, which are in the same rock package. Similar ancillary geologically altered zones to these deposits are present on the Thor Group claims, along with associated mineralization alterations.

Geological and geochemical observations by our geological consultants are consistent with hypothesizing significant mineral zones attached to the ancillary zones found on our mineral claims. The property has a number of such mineralized zones and associated geochemical anomalies. Our geological consultants have advised us that, in their opinion, additional work is warranted on the geological targets outlined to date on the Thor Group Claims .

Recommendations

Our geological consultants recommend an exploration program on the Thor group mineral claims to test for the presence to both large body type mineral deposits and for vein type precious metal deposits. A limited program of mapping will be required prior to definition of targets. In addition, prior to diamond drilling of defined targets, additional geological or geochemical surveys may be necessary, contingent upon successful results from these surveys.

Exploration Budget

Our geological consultants have proposed a budget for the initial phase of exploration on the Thor Group claims, consisting of a mapping and sampling program, as follows:

Prospecting and mapping              $5,000
Rock and soil sample assays (400 samples)                                          $1,000
Lodging, meals and support costs             $1,500
      $7,500

We are proceeding with the initial exploratory work as recommended. Upon completion and our review of the results of this phase we will assess whether the results are sufficiently positive to

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warrant additional phases of an exploration program. We will make this decision to proceed with further programs based upon our consulting geologists firm’s review of the results and recommendations. We will also assess whether our current financial position will allow for such additional phases or if we will need to raise additional capital in order to conduct any further work on the property. This assessment will include an assessment of the price of minerals and the market for financing of mineral exploration projects at the time of our assessment. The assessment will be conducted by our geological consulting firm. The cost is expected to be approximately $250.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Corumel is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines. The initial phase of our exploration program will consist hand trenching, sampling, mapping, and possibly a segment of an electronic based geological exploration technique referred to as Induced Polarization. The practice in British Columbia under this act has been to request permission for such a program in a letter to the B.C. Ministry of Energy and Mines. Permission is usually granted within one week. Should a follow-on exploration program be undertaken, it would probably be intended to refine information garnered in the first phase employing the same methods of exploration.

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In addition, the B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs would likely be expanded to include activities such as line cutting, machine trenching and drilling. In that event a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waster and waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital

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expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our officers, Mr. Young and Mr. Green. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have formed a wholly owned subsidiary known as CMC Exploration Corp., a British Columbia corporation. It was formed for the purpose of conducting our mineral exploration program on our behalf. We have transferred our 100% interest in the Thor group mineral claims and in the exploration program to CMC.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Our business plan is to proceed with the exploration of the Thor Group mineral claim to determine whether there are commercially exploitable reserves of gold and silver or other metals. We have decided to embark upon the initial phase of the exploration program recommended by our firm of consulting geologists. The initial phase of the recommended geological exploration program will cost approximately $7,500. We have formed a wholly owned subsidiary known as CMC Exploration Corp., a British Columbia corporation. It was formed for the purpose of conducting our mineral exploration program on our behalf. We have transferred our 100% interest in the Thor group mineral claims and in the exploration program to CMC. We had $94,385 in cash reserves as of March 31, 2003. Accordingly, we are able to proceed through the initial stage of the exploration program without additional financing. Mr. Howell, our operator, will conduct this program personally. The program will be overseen in the field by Mr. Barry Price, the principal of our consulting geologists’ firm. Mr. Howell and Mr. Price will consult with each other in the field and Mr. Price will likely conduct confirmatory sampling on his own.

We acquired a 100% undivided interest in the Thor Group mineral claims on March 28, 2003, at which time we decided to proceed with the initial exploration program which was recommended by our firm of consulting geologists. Our interest in the claims will be reduced to 85% should our operator from whom we acquired the claims, remain the operator for the duration of our initial exploration period.

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We have sufficient cash reserves to proceed with the initial phase of our exploration program. The anticipated cost of the initial phase of the exploration program is $7,500. We expect that the field work phase of our initial exploration program will be concluded by the end of October 2003 with the report of our consulting geologists available by the end of November. Once we receive these results of our initial exploration program, our board of directors, in consultation with our consulting geologist, Mr. Barry J. Price, will assess whether to proceed to any further exploration phases. In making this determination to proceed with a further exploration program, we will make an assessment as to whether the results of the initial exploration phase are sufficiently positive to enable us to proceed. This assessment will include an assessment of our cash reserves after the completion of the initial exploration phase, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment. Should the results of our initial exploration program prove not to be sufficiently positive to proceed with a further exploration on the Thor Group claims, we intend to seek out and acquire other North American mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.

Should a follow-on exploration program be undertaken, it would likely commence in April, 2004 and we would expect our consulting geologists’ report by mid-June, 2004. The cost and scope of this second exploration program would likely be similar to the initial program, hence that program could be undertaken without the need for us to raise additional funding.

A third exploration program, if undertaken, would likely commence in the late summer or early fall of 2004, and would likely entail a three hole diamond drilling program of about 1,500 feet in total. We would expect the results of this program to be available in November 2004. The cost would be approximately $50,000. This amount is comprised of approximately $35,000 for drilling costs, $14,000 for support and geological services, and $4,000 for assaying. In the event we determined to conduct this third exploration program, we will need to raise the entire amount of the exploration program along with additional funds to meet ongoing working capital needs.

During this exploration stage, both of our officers, Mr. Young, our President, and Mr. Green, our Secretary, will only be devoting approximately five hours per week of their time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more business time of Mr. Young or Mr. Green such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, they are prepared to adjust their timetable to devote more time to our business. However, they may not be able to devote sufficient time to the management of our business, as and when needed.

In the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate

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debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1.   $7,500 in connection with the completion of the initial phase of our recommended geological work program.

2.      $43,000 for operating expenses. Of this amount we plan to spend approximately $25,000 on general, legal, accounting and administrative expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934 and approximately $18,000 relating to working capital. Of the expenditures expected to be made from working capital, we have allocated $14,400 to office services to be provided by Centre Bay Management Corp., $600 for geological services, and $3,000 for the printing and distribution of prospectus’ and annual statements to our shareholders.

We had cash in the amount of $94,385 as of March 31, 2003. Our total expenditures over the next twelve months are anticipated to be approximately $50,500. We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months. Accordingly, after twelve months is up, we will need to obtain additional financing for any new significant operational or exploratory expenses.

Results of Operations for Period Ending March 31, 2003

We did not earn any revenues during the period ending March 31, 2003. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $5,324 for the period from inception on July 23, 2002 to March 31, 2003. These operating expenses included; (a) a payment for an independent geological report on the Thor group mineral claims; (a) a payment in connection with our acquisition of the Thor Group mineral claim; (c) professional fees in connection with our corporate organization and; (d) a commission paid in connection with a number of subscriptions by Canadian residents for the purchase of our stock. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of the initial phase of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $5,324 for the period from inception of July 23, 2002 to our first fiscal yearend of March 31, 2003. Our loss was attributable to operating expenses, organizational costs professional fees and administrative expenses.

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Liquidity and Capital Resources

We had cash of $94,385, and had working capital of $92,813 as of March 31, 2003.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

We own through our subsidiary company, CMC, a 100% interest in the Thor Group mineral claims. We hold our interest subject to the likelihood of being reduced to an 85% joint venture interest upon completion of our initial exploration phase. We do not own or lease any property other than our interest in the Thor Group mineral claims .

The mineral claims are located on the east side of Harrison Lake approximately 60 miles east of the city of Vancouver, British Columbia, Canada. Access is by road from the town of Harrison Mills. The last 10 miles is by way of an unpaved power line transmission road. The access road and adjacent power line pass through the eastern part of the mineral claims in a north-south direction, paralleling Harrison Lake. An east-west four-wheel drive road passes through the center of the property. In addition, old logging tracks and a number of recent short logging spurs provide access to much of the property.

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585000 E
HARRISON
LAKE
THOR 5
400280
THOR 6
400281
THOR 3
400278
THOR 4
400279
THOR 1
400276
THOR 2
400277
ROADS
N
Echo
Bay
5467000N
0
500M
L A K E

SKETCH MAP OF THOR 1-6 CLAIMS

HARRISON LAKE B.C. NEW WESTMINSTER MINING DIVISION

B.J.PRICE GEOLOGICAL

FIGURE 3

We currently rent office space from Centre Bay Management Corp., and they provide us with telephone answering, secretarial and mail services for $1,200 per month. The arrangement is from month to month with no formal written agreement.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-  Any of our directors or officers;
-  Any person proposed as a nominee for election as a director;
-  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-  Any of our promoters;
-  Any relative or spouse of any of the foregoing persons who has the same house address as such person.

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1.     Mr. Bruce Young, our president, chief financial officer and sole director has been a promoter of our company since inception. Mr. Young acquired 5,500,000 shares of our common stock at a price of $0.01 US per share on July 31, 2002.

2.     Ms. Maxine Cooper, our founding Secretary was also a promoter of our company from our inception until December 14, 2002, the date upon which she resigned for personal reasons. On that date, Mr. Richard Green became our Secretary. On August 14, 2002, Ms. Cooper acquired 400,000 shares of our common stock. Mr. Green acquired his 420,000 shares of our common stock on August 7, 2002. Each acquired their shares at a price of $0.01 per share.

Other than the purchase of their common shares, none of Mr. Young, Ms. Cooper or Mr. Green has entered into any agreement with us in which any of them is to receive from us or provide to us any thing of value.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for

47

such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had one hundred and eleven (111) holders of record of our common stock.

Rule 144 Shares

A total of 5,500,000 shares of our common stock will be available for resale to the public after July 31, 2003 and a total of 5,920,000 shares of our common stock will be available for resale to the public after August 7, 2003, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 92,705 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

49

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after August 7, 2003.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our President and to our Secretary for all services rendered in all capacities to us for the fiscal year ended March 31, 2003.

Annual Compensation					Long Term Compensation

Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation

Bruce P. Young	President & Chief Financial Officer, Director	FYE March 31, 2003	$0	$0	$0	0	0	0	0
Richard Green	Secretary & Treasurer	FYE March 31, 2003	$0	$0	$0	0	0	0	0
Maxine Cooper*	Secretary & Treasurer	FYE March 31, 2003	$0	$0	$0	0	0	0	0

* Maxine Cooper served as our secretary and treasurer from the date of our inception until December 14, 2002

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we decide to proceed with additional exploration programs beyond the second stage program.

We do not pay to our director any compensation for serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to the executive officers during our first fiscal year which ended March 31, 2003. We have also not granted any stock options since March 31, 2003.

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Financial Statements

Index to Financial Statements:

1.  Audited consolidated financial statements for the period ended March 31, 2003, including:

F-1    Auditors' Report

F-2    Consolidated Balance Sheet;

F-3    Consolidated Statement of Loss and Deficit;

F-4    Consolidated Statement of Cash Flows;

F-5    Consolidated Statement of Stockholders' Equity; and

F-6-8       Notes to Consolidated Financial Statements.

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CORUMEL MINERALS CORP.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2003
(Stated in U.S. Dollars)

INDEPENDENT AUDITORS' REPORT

To the Director
Corumel Minerals Corp.
(An exploration stage company)

We have audited the balance sheet of Corumel Minerals Corp. (an exploration stage company) as at March 31, 2003 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders’ equity for the period from July 23, 2002 (date of inception) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2003 and the results of its operations and cash flows for the period from July 23, 2002 (date of inception) to March 31, 2003, in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $5,324 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                     “Morgan &  Company”
May 5, 2003 Chartered Accountants

CORUMEL MINERALS CORP.
(An Exploration Stage Company)

BALANCE SHEET

MARCH 31, 2003
(Stated in U.S. Dollars)

ASSETS

Current
Cash	$94,385

LIABILITIES

Current
Accounts payable	$1,572

SHAREHOLDER’S EQUITY

Share Capital
Authorized:
90,000,000 common shares with a par value of $0.001 per share
10,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
9,270,500 common shares	9,271

Additional paid-in capital	88,866

Deficit Accumulated During The Exploration Stage	(5,324)
92,813

$94,385

CORUMEL MINERALS CORP.
(An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT

PERIOD FROM INCEPTION, JULY 23, 2002, TO MARCH 31, 2003
(Stated in U.S. Dollars)

Expenses
Commission	$420
Exploration expense	3,218
Office and sundry	238
Professional fees	1,448

Net Loss For The Period And Deficit, End Of Period	$5,324

Basic And Diluted Loss Per Share	$0.01

Weighted Average Number Of Shares Outstanding	8,597,303

CORUMEL MINERALS CORP.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, JULY 23, 2002 TO MARCH 31, 2003
(Stated in U.S. Dollars)

Cash Flows From Operating Activities
Net loss for the period	$(5,324)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Change in accounts payable	1,572
(3,752)
Cash Flows From Financing Activity
Issue of common stock	98,137

Increase In Cash And Cash, End Of Period	$94,385

CORUMEL MINERALS CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM INCEPTION, JULY 23, 2002 TO MARCH 31, 2003
(Stated in U.S. Dollars)

	COMMON STOCK			DEFICIT

	NUMBER			ACCUMULATED
	OF		ADDITIONAL	DURING THE
	COMMON	PAR	PAID-IN	EXPLORATION
	SHARES	VALUE	CAPITAL	STAGE	TOTAL
July 2002 - Shares issued for cash at $0.01	5,500,000	$5,500	$49,500	$-	$55,000
August 2002 – Shares issued for cash at $0.01	3,760,000	3,760	33,840	-	37,600
February 2003 – Shares issued for cash at $0.50	10,500	11	5,526	-	5,537
Net loss for the period	-	-	-	(5,324)	(5,324)

Balance, March 31, 2003	9,270,500	$9,271	$88,866	$(5,324)	$92,813

CORUMEL MINERALS CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2003
(Stated in U.S. Dollars)

1.    OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on July 23, 2002.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $5,324 for the period from July 23, 2002 (inception) to March 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.   SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

CORUMEL MINERALS CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2003
(Stated in U.S. Dollars)

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)    Mineral Property Payments and Exploration Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)    Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)    monetary items at the rate prevailing at the balance sheet date;
ii)    non-monetary items at the historical exchange rate;
iii)    revenue and expense at the average rate in effect during the applicable accounting period.

d)    Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

CORUMEL MINERALS CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2003
(Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)    Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 13, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

3.   MINERAL PROPERTY INTEREST

On March 28, 2002 the Company entered into an agreement to acquire a 100% interest in six mineral claims located in the New Westminster Mining Division of British Columbia, Canada, for cash consideration of $666 (paid), and exploration expenditures of not less than $7,500 by December 31, 2004.

4.   SUBSEQUENT EVENT

Subsequent to March 31, 2003, the Company formed a wholly-owned Canadian subsidiary, CMC Exploration Corp., and transferred its mineral property interest, referred to in Note 3, to this subsidiary.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. such indemnification is expressly required to be made by law;

2. the proceeding was authorized by our Board of Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any

53

director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                          $ 151
Federal Taxes                                                                                   $ Nil
State Taxes and Fees                                                                        $ Nil
Transfer Agent Fees                                                                          $ 1,000
Accounting fees and expenses                                                            $ 5,000
Legal fees and expenses  $ 20,000
                                                                                                         ____________
Total                                                                                                 $ 26,151
                                                                                                         ===========

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

We issued 5,500,000 shares of common stock on July 31, 2002 to Mr. Bruce P. Young, our president, chief financial officer and sole director. Mr. Young acquired these shares at a price of $0.01 per share. We received $55,000 from this offering. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We completed an offering of 3,760,000 shares of our common stock at a price of $0.01 per share to a total of nine purchasers on August 15, 2002. The total amount we received from this offering was $37,600. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not

54

engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 10,500 shares of our common stock at a price of $0.50 per share to a total of one hundred and one purchasers on February 28, 2003. The total amount we received from this offering was $5,250. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)     Rule : All offers and sales must be made in offshore transactions.
                 Compliance : All offers and sales were made to non-U.S. residents. Each subscriber is a resident of Canada.

(2)    Rule : No directed selling efforts can be made in the United States by us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing.
                  Compliance : No directed selling efforts were made in the United States.

(3)    Rule : The issuer must satisfy the conditions of Category 1, 2 or 3 of Rule 903, Regulation S.
                  Compliance : We have complied with the conditions of Category 3 of 903(b):

(a)    Rule : Offering restrictions must be implemented .
      Compliance : We implemented offering restrictions in the Subscription Agreements with investors;

(b)    Rule : All offers or sales made prior to the expiration of a one-year distribution compliance period may not have been made to a U.S. person or for the account or benefit of a U.S. person.
Compliance : The purchasers in this offering are non-U.S. residents. These purchasers have not offered or sold their shares to date. Their   shares are being registered as part of this form SB-2 registration statement;

55

(c)    Rule : Offers or sales made prior to the expiration of a one-year distribution compliance period must have been made pursuant to the following four conditions:

i.          Rule : The purchaser of the securities certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.
Compliance : The purchasers in this offering so agreed in their Subscription Agreement.

ii.         Rule : The purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
Compliance : The purchasers in the offering so agreed in the Subscription Agreement.

iii.         Rule : The issuer's securities contained a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.
Compliance : A r estricted legend, as described below, has been affixed to each purchaser's share certificate representing all shares purchased in the offering made under Regulation S in the event that such share certificates are issued prior to the effective date of this prospectus .

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

56

iv.         Rule : The issuer is required, either by contract or a provision in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.
Compliance : Corumel Minerals Corp. and each subscriber both agreed in their respective Subscription Agreement that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

(d)    Rule : Each distributor selling securities to a distributor, a dealer, or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.
Compliance : Not applicable to facts of offering.

Item 27. Exhibits
Exhibit
Number Description
-------- --------------------
3.1     Articles of Incorporation (1)
3.2     By-Laws (1)
4.1     Sample Share Certificate (2)
5.1     Opinion of Cane O’Neill Taylor, LLC, with consent to use (1)
10.1               Property Acquisition Agreement dated March 28, 2003 between Corumel Minerals Corp.
                      and Mr. William A. Howell. (1)
10.2               Transfer of Interest Agreement dated May 29 between Corumel Minerals Corp and Mr. William A Howell (1)
10.3               Amending Agreement dated June 2, 2003 to the Property Acquisition Agreement between,
                      Corumel Minerals Corp. and Mr. William A. Howell (1)
23.1               Consent of Morgan & Company, Chartered Accountants (2)
23.2               Consent of B.J. Price Geological Consultants Inc., Consulting Geologists (2)

- - - - -
(1)    Previously included as an exhibit to the Registration Statement on Form SB-2 filed June,     20, 2003.
(2)    Included as an exhibit to this Amended Registration Statement on Form SB-2

57

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

    (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on July 25, 2003.
                                  CORUMEL MINERALS CORP.

                     By:                           /s/Bruce P. Young
            _________________________
                                 Bruce P. Young
            President, Chief Financial Officer and Director